UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 16, 2010

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 INTRODUCTION

As previously reported, on November 16, 2010, UIL Holdings Corporation (the “Registrant” or “UIL Holdings”) completed its acquisition (the “Acquisition”) from Iberdrola USA, Inc. (“Iberdrola USA”) of (i) Connecticut Energy Corporation (“CEC”), the parent of The Southern Connecticut Gas Company, (ii) CTG Resources, Inc. (“CTG”), the parent of Connecticut Natural Gas Corporation, and (iii) Berkshire Energy Resources (“Berkshire”), the parent of The Berkshire Gas Company.  The approximately $1.296 billion purchase price less net debt of approximately $331.1 million and a preliminary working capital adjustment of approximately $47.0 million resulted in cash consideration at closing of approximately $917.9 million to Iberdrola USA.  The Registrant paid this cash consideration from a combination of approximately $501.5 million in net proceeds from the Registrant’s September 2010 issuance of 20,355,000 shares of its common stock and the approximately $442.9 million in net proceeds from the Registrant’s October 2010 issuance of $450 million aggregate principal amount of 4.625% Notes due 2020.  While the aggregate purchase price was unchanged, the cash consideration paid at closing was greater than the prior estimate of $885 million due to lower actual levels of net debt assumed, partially offset by the preliminary working capital adjustment.  The lower level of debt reflected prior principal payments of $43.8 million on long-term debt and $38.9 million of cash generated by the acquired entities.  The preliminary working capital adjustment resulted primarily from a seasonal decrease of $45.7 million in accounts receivable.

This Current Report on Form 8-K/A contains:

•	historical financial statements of CEC and CTG, in accordance with Rule 3-05 of Regulation S-X and the significant subsidiary rules outlined in Regulation S-X; and

•	pro forma financial information of UIL Holdings, CEC, CTG and Berkshire in accordance with Article 11 of Regulation S-X giving effect to certain pro forma events relating to the Acquisition.

The historical financial statements of CEC and CTG include the results of CNE Energy Services Group, Inc. (CNE Energy) and TEN Companies, Inc. (TEN).  These subsidiaries of CEC and CTG are involved in operations outside the regulatory gas distribution business and are not included in the Acquisition.  The attached pro forma financial information reflects the removal of CNE Energy and TEN.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

Filed herewith or incorporated by reference herein are the following financial statements of CEC and CTG:

Audited Combined Financial Statements of CEC and CTG for the years ended December 31, 2009, 2008 and 2007

Unaudited Condensed Combined Financial Statements of CEC and CTG for the three and nine months ended September 30, 2010 and 2009

(b)    Pro Forma Financial Information.

Filed herewith is the following pro forma financial information:

Unaudited Pro Forma Condensed Combined Statements of Income for the nine months ended September 30, 2010 and for the year ended December 31, 2009 and Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2010 of UIL Holdings, CEC, CTG, and Berkshire.

(d)    Exhibits.

The following exhibits are filed as part of this report:

23.1	Consent of PricewaterhouseCoopers LLP
99.1
Audited Combined Financial Statements of CEC and CTG for the years ended December 31, 2009, 2008 and 2007 (Incorporated by reference to Exhibit 99.1 to the Form 8-K filed by the Registrant on August 18, 2010)

99.2	Unaudited Condensed Combined Financial Statements of CEC and CTG for the three and nine months ended September 30, 2010 and 2009
99.3
Unaudited Pro Forma Condensed Combined Statements of Income for the nine months ended September 30, 2010 and for the year ended December 31, 2009 and Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2010, of UIL Holdings, CEC, CTG, and Berkshire

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 11/18/10	By /s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit	Description

23.1	Consent of PricewaterhouseCoopers LLP
99.1
Audited Combined Financial Statements of CEC and CTG for the years ended December 31, 2009, 2008 and 2007 (Incorporated by reference to Exhibit 99.1 to the Form 8-K filed by the Registrant on August 18, 2010)

99.2	Unaudited Condensed Combined Financial Statements of CEC and CTG for the three and nine months ended September 30, 2010 and 2009
99.3
Unaudited Pro Forma Condensed Combined Statements of Income for the nine months ended September 30, 2010 and for the year ended December 31, 2009 and Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2010, of UIL Holdings, CEC, CTG, and Berkshire